Exhibit 99.1

Pinnacle Systems, Inc.

PRESS RELEASE

Corporate Office
280 N. Bernardo Avenue
Mountain View, CA 94043
Tel: 650-526-1600
Fax: 650-526-1601
www.pinnaclesys.com
Media Contact
Paulien Ruijssenaars
(650) 237-1648
paulien@pinnaclesys.com
Investor Contact
Brooke Deterline
(650) 930-3113
bdeterline@pinnaclesys.com

PINNACLE SYSTEMS REPORTS RESULTS FOR THE

FIRST QUARTER OF FISCAL YEAR 2005

MOUNTAIN VIEW, Calif., October 19th, 2004 - Pinnacle Systems®, Inc. (NASDAQ: PCLE) today announced financial results for its first quarter of fiscal 2005, ended September 30, 2004.

Net sales for the first quarter of fiscal 2005 were $70.5 million compared to net sales of $69.3 million in the first quarter of fiscal 2004. The GAAP net loss for the first quarter of fiscal 2005 was $9.9 million or $0.14 per share. The pro forma non-GAAP net loss for the first quarter of fiscal 2005 was $6.3 million or $0.09 per share. This pro forma non-GAAP net loss excludes $1.4 million of amortization of acquisition-related intangible assets, $2.4 million in restructuring costs related to the company’s reduction in force and a $0.2 million difference between GAAP and non-GAAP income tax expense. The reconciliation of the GAAP to non-GAAP measurements for net income and earnings per share for the first quarter of fiscal 2005 is set forth below with Pinnacle Systems’ financial statements.

“In the first quarter of fiscal 2005, the Pinnacle Systems’ team executed well on our restructuring activities and delivered a solid quarter,” said Patti S. Hart, Pinnacle Systems’ Chairman of the Board and Chief Executive Officer. “We took a number of actions during the quarter as part of our restructuring activities as we continue to reduce costs and improve operational efficiencies.”

“In addition, our product development teams continued to release feature rich products,” continued Hart. “We introduced Pinnacle Studio Plus well timed for the traditionally strong holiday buying season. We believe Studio Plus is the best Studio product to date, and it has already won a number of awards including PC Magazine’s Editor’s Choice Award. We plan to continue our aggressive product development plans in order to exploit our market opportunities from consumers to broadcasters, further reduce operating expenses in order to improve profitability, and deliver long-term shareholder value.”

In addition, the Company announced that Arthur Chadwick has resigned as Chief Financial Officer of the Corporation, effective October 20, 2004. Mr. Chadwick is leaving to spend time with his family and pursue new challenges.

“Art has been with Pinnacle for more than 15 years and was instrumental in its growth and transformation to its current position as a leader in the video editing market,” said Hart. “We wish him every success with his new challenges.”

The executive search for a new CFO is currently underway. Until a final decision has been made, Suzy Seandel, currently Pinnacle’s Vice President of Finance and Accounting, will act as CFO on an interim basis.

Pinnacle Systems will host an audio web-cast at 2:00 p.m. (Pacific Time) on October 19th, 2004, which can be heard live at www.pinnaclesys.com. Additionally, a replay of the conference call will be available at www.pinnaclesys.com for two weeks following the call. Thereafter, a transcript of the conference call will be available under the “Investor Relations” section of our website at http://www.pinnaclesys.com/aboutus/investorrelation.asp?Langue_ID=7 .

Subsequent to the close of Pinnacle’s first quarter of fiscal 2005, on October 13, the Florida Second District Court of Appeal ruled with respect to Pinnacle Systems’ appeal in its pending lawsuit entitled Athle-Tech Computer Systems, Incorporated v. Montage Group, Ltd. (Montage) and Digital Editing Services, Inc. (DES), wholly owned subsidiaries of Pinnacle Systems. Although the ruling is not final, it may reduce the original judgment of $14.2 million to approximately $7-$7.3 million (plus post-judgment interest of approximately $675 thousand), subject to Athle-Tech’s right to retry a portion of the case. There remain certain issues that make the exact calculation uncertain, and both parties have the right to file a motion for reconsideration by the Court of Appeal. As a result, the final outcome of this lawsuit is still subject to uncertainty. Pinnacle Systems is currently evaluating the opinion and its options in the case.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements presented in accordance with GAAP, Pinnacle Systems uses non-GAAP measures of pro forma net loss and pro forma loss per share, which are adjusted from its GAAP results to exclude certain expenses. These non-GAAP adjustments are provided to enhance the reader’s overall understanding of the Company’s current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing Pinnacle Systems’ operating results in a manner that is focused on the performance of Pinnacle Systems’ ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

About Pinnacle Systems, Inc.

Pinnacle Systems provides broadcasters and consumers with cutting-edge digital media creation, storage, and play-back solutions for use at Home, in the Studio and on the Air. Pinnacle Systems’ award winning digital media solutions are in use around the world for broadcast, video and audio editing, DVD and CDR authoring and on the Internet. A recognized industry leader, the Company has received nine prestigious Emmy Awards for its technical innovations and carries this commitment throughout all of its product lines. Pinnacle Systems may be reached at (650) 526-1600 or at www.pinnaclesys.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding Pinnacle Systems’ expectations for reduced costs and improved operational efficiencies, anticipated aggressive product development plans, the exploitation of market opportunities, improved profitability, the delivery of long-term shareholder value and the potential outcome of litigation matters. Forward-looking statements contained in this press release relating to expectations about future events or results are based upon information available to the Company as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, Pinnacle Systems’ actual results may differ materially and adversely from those expressed in the forward-looking statements. Factors that may cause such a difference include, but are not limited to, risks related to anticipated cost reduction, operational changes and product development plans, demand for the Company’s current and future products, including Studio Plus, the ability to execute proposed initiatives and risks inherent in the litigation process. Factors that could affect Pinnacle Systems’ business and financial results are detailed in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended June 30, 2004, including, but not limited to, under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are on file with the Securities and Exchange Commission (the

“SEC”) and available at the SEC’s website at www.sec.gov. All information set forth in this release and its attachments is made as of October 19th, 2004, and Pinnacle Systems undertakes no obligation to revise or update publicly this information for any reason.

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Pinnacle Systems is a registered trademark of Pinnacle Systems, Inc. All other trademarks and registered trademarks are the property of their owners. © 2004. Pinnacle Systems, Inc. All Rights Reserved.

PINNACLE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	GAAP		NON-GAAP
	Three Months Ended September 30,		Three Months Ended September 30,
	2004	2003	2004	2003
Net sales	$70,542	$69,343	$70,542	$69,343

Costs and expenses:
Cost of sales	39,871	38,316	39,871	38,316
Engineering and product development	10,115	10,550	10,115	10,550
Sales, marketing, and service	19,399	22,184	19,399	22,184
General and administrative	7,076	5,979	7,076	5,979
Amortization of other intangible assets	1,381	2,735	—	—
Restructuring costs	2,435	—	—	—
In-process research and development	—	2,193	—	—

Total costs and expenses	80,277	81,957	76,461	77,029

Operating loss	(9,735)	(12,614)	(5,919)	(7,686)

Interest and other income, net	508	334	508	334

Loss from continuing operations before income taxes	(9,227)	(12,280)	(5,411)	(7,352)

Income tax expense	704	528	918	918

Loss from continuing operations	(9,931)	(12,808)	(6,329)	(8,270)

Loss from discontinued operations, net of taxes	—	(172)	—	—

Net loss	$(9,931)	$(12,980)	$(6,329)	$(8,270)

Loss per share from continuing operations:
Basic and Diluted	$(0.14)	$(0.20)

Loss per share from discontinued operations:
Basic and Diluted	$—	$—

Net loss per share:
Basic and Diluted	$(0.14)	$(0.20)	$(0.09)	$(0.13)

Shares used to compute net loss per share:
Basic and Diluted	69,043	65,086	69,043	65,086

PINNACLE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP TO GAAP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands)

	Three Months Ended June 30,
	2004	2003
Non-GAAP net loss	$(6,329)	$(8,270)

Amortization of other intangible assets	(1,381)	(2,735)
Restructuring costs	(2,435)	—
In-process research and development	—	(2,193)
Loss from discontinued operations	—	(172)
Income tax effect	214	390

GAAP net loss	$(9,931)	$(12,980)

PINNACLE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	September 30, 2004	June 30, 2004
Assets

Current assets:
Cash and cash equivalents	$46,443	$61,299
Marketable securities	16,903	10,955
Accounts receivable, net	39,672	42,168
Inventories	44,876	47,162
Prepaid expenses and other current assets	6,374	8,727

Total current assets	154,268	170,311

Restricted cash	16,850	16,850
Property and equipment, net	16,031	17,223
Goodwill	73,612	73,273
Other intangible assets, net	15,029	16,298
Other assets	8,205	7,789

	$283,995	$301,744

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$12,562	$18,283
Accrued and other liabilities	50,849	56,898
Deferred revenue	15,825	13,909

Total current liabilities	79,236	89,090

Deferred income taxes	1,786	1,972

Total liabilities	81,022	91,062

Shareholders’ equity:
Common stock	377,215	375,550
Accumulated deficit	(179,418)	(169,487)
Accumulated other comprehensive income	5,176	4,619

Total shareholders’ equity	202,973	210,682

	$283,995	$301,744